UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 11, 2017

DREAM HOMES & DEVELOPMENT CORPORATION

(Exact Name of Registrant as specified in its charter)

Nevada	333-174674	26-4012225
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 Rt 9 Forked River, New Jersey 08731

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 693-8881

2.01 - Completion of Acquisition or Disposition of Asset

Dream Homes signed an agreement on Friday, December 8, 2017 to assign the existing contract to purchase the following property from Dream Homes Ltd. to Dream Homes & Development Corp. (OTCQB: DREM):

Marina property – 48 townhomes – Lacey Township, NJ

A portion of Block 109, Lots 2.02, 2.04 & 2.05

Approximately 7.5 acres

This assignment will be paid for with one hundred and sixty two thousand, two hundred thousand (162,200) shares of Dream Homes & Development Corporation common stock. For the purposes of this transaction, the stock shall be valued at $.30 per share, a price that 15% above the current publicly traded bid price as of 12/08/2017.

The contract to purchase shall be assigned in its entirely as of this date, and Dream Homes and Development Corporation shall become responsible for all of Dream Homes Ltd. obligations under the contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dream Homes & Development Corp.

/s/ Vincent Simonelli
Vincent Simonelli, President & CEO
Date: December 11, 2017